                                                                     EXHIBIT 2.3
                               STOCKHOLDER AGREEMENT


        THIS STOCKHOLDER AGREEMENT (the "Agreement") is entered into as of
                                         ---------
December 15, 2000, by and between MATTSON TECHNOLOGY, INC., a Delaware corporation (the "Company"), STEAG ELECTRONIC SYSTEMS AG, an Aktiengesellschaft
                  -------
organized and existing under the laws of the Federal Republic of Germany ("Stockholder") and BRAD MATTSON, an individual who is a director and the Chief
  -----------
Executive Officer of the Company ("Mattson").
                                   -------

        A. On June 27, 2000, the Company and Stockholder entered into a Strategic Business Combination Agreement (the "Combination Agreement") pursuant
                                               ---------------------
to which, subject to satisfaction or waiver of the conditions therein, (i) Stockholder will sell and transfer 100% of the issued and outstanding capital stock or other equity ownership interests of certain wholly-owned subsidiaries of Stockholder to the Company, and (ii) the Company shall issue to Stockholder 11,850,000 shares of restricted common stock, par value $.001 per share ("Common
                                                                          ------
Stock"), of the Company (the "STEAG Transaction").
-----                         -----------------
        B. Upon consummation of the STEAG Transaction, Stockholder will own approximately, 31.9% of all outstanding shares of Common Stock and Mattson will own 3,535,516 shares of Common Stock (or approximately 9.5% of all outstanding shares of Common Stock).

        C. On June 27, 2000, the Company, CFM Technologies, Inc., a Pennsylvania corporation ("CFM"), and M2C Acquisition Corporation, a Delaware
                           ---
corporation and wholly-owned subsidiary of the Company ("M2C"), entered into an Agreement and Plan of Merger (the "CFM Merger Agreement") pursuant to which,
                                   --------------------
subject to satisfaction or waiver of the conditions therein, and concurrently with the consummation of the STEAG Transaction, (i) M2C will merge with and into CFM, resulting in CFM continuing as the surviving corporation and M2C ceasing to exist as a separate corporation (the "CFM Merger") and (ii) the Company will
                                      ----------
issue approximately 4,100,000 shares of Common Stock to the stockholders of CFM and will assume outstanding CFM stock options in accordance with the CFM Merger Agreement.

        D. The parties believe that it is in the best interests of the Company, the Stockholder and Mattson to provide for certain rights and obligations of the parties with respect to various corporate matters.

        NOW THEREFORE, the parties hereto agree as follows:

        1.     Board Representation; Executive Staffing; Nominating Committee;
               --------------------------------------------------------------
Voting Arrangements.
-------------------

               1.1 Board Representation; Executive Staffing. Commencing on the
                   ----------------------------------------
Effective Date, during the term of this Agreement, the Board of Directors of the Company shall consist of seven (7) members, two of whom shall be designated by Stockholder (the "Stockholder Representatives"), one of whom shall be the Chief
                  ---------------------------
Executive Officer of the Company and, subject to Section 1.1(b) below, the remaining four of whom shall be incumbent Independent

Directors (as such term and certain other capitalized terms are defined in Section 8.11) as of the Effective Date, or successors, at least three of whom shall be Independent Directors, nominated in accordance with the Company's Bylaws, as amended from time to time (the "Bylaws").

                    (a)  Effective as of the Effective Date (as defined in
Section 7.1), the Company shall cause the authorized size of the Board of Directors to be increased to seven (7) members from five (5) members, and the Company shall cause two (2) persons designated by Stockholder as the initial Stockholder Representatives to be appointed to fill the two vacant seats so created. One such initial Stockholder Representative shall be Dr. Jochen Melchior, who shall be elected and appointed to the class of the Company's Board of Directors scheduled to be elected at the third (3/rd/) Annual Meeting of the Company's stockholders following the Closing (i.e., Class III). The other
                                              ----
initial Stockholder Representative shall be Dr. Hans Betz, who shall be elected and appointed to the class of the Company's Board of Directors scheduled to be elected at the second (2nd) Annual Meeting of the Company's stockholders following the Closing (i.e., Class II). If either Stockholder Representative or
                       ----
any successor thereto ceases to be a director of the Company at any time prior to the expiration of such Stockholder Representative's designated term as director, whether as a result of death, resignation, retirement, disqualification, removal from office or other cause, the Company shall cause a successor designated by Stockholder to be elected and appointed to fill the vacancy so created. The Company agrees that, at the request of Stockholder, as soon as practicable following such request, it will cooperate with Stockholder to attempt to remove any Stockholder Representative, to the extent permitted by Delaware law, and to take any action reasonably requested by Stockholder for that purpose including, without limitation, to call a stockholders meeting and hold such meeting as soon as practicable following such request. Stockholder Representatives who are not employees of the Company will receive the same benefits and compensation as other non-employee directors of the Company.

                    (b) To the extent required pursuant to the CFM Merger Agreement, effective as of the effective time of the CFM Merger, the Company may cause one person designated by CFM (the "CFM Representative") to serve on the
                                         ------------------
Company's Board of Directors as a member of Class III of the Board of Directors, in place of an incumbent Independent Director of the Company. If the CFM Representative ceases to be a director of the Company prior to the expiration of the CFM Representative's designated term as director, whether as a result of death, resignation, retirement, disqualification, removal from office or other cause, the vacancy so created shall be filled by the Company's Board of Directors, in accordance with the Company's Bylaws, with an Independent Director or other person unanimously approved by the Nominating Committee (as defined in Section 1.2).

                   (c) Effective as of the Effective Date,the Company's Board of Directors other than the members elected and appointed pursuant to Section 1.1(a) and (b) herein shall be the Chief Executive Officer of the Company and the other incumbent directors of the Company as of such date.

                   (d) Effective as of the Effective Date, the Company shall cause: (i) Dr. Jochen Melchior, a Stockholder Representative, to serve as Chairman of the Board for a term of one (1) year, and (ii) Mattson to serve as Vice-Chairman of the Board and as Chief Executive Officer of the Company.

                    (e) Effective as of the Effective Date, the Company shall cause Dr. Ludger Viefhues to be named Chief Financial Officer of the Company for a term of one year, subject to removal by the Executive Staffing Committee (as defined below).

                    (f) Effective as of the Effective Date, the Board of Directors of the Company will establish an "Executive Staffing Committee," in accordance with the provisions set forth in the Bylaws with respect to the formation of committees of the Board of Directors, with members consisting of Dr. Jochen Melchior and Mattson and, if agreed by the Company and Stockholder, one additional representative of each of Stockholder and the Company. The Executive Staffing Committee will remain in place for one year following the Effective Date, and will be responsible during that period for making key personnel decisions (including the hiring and firing of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the general managers for divisions). One (1) Independent Director reasonably acceptable to Stockholder and the Company will be appointed as a tiebreaker member of the Executive Staffing Committee in the event the committee reaches deadlock on an issue or staffing decision.

                    (g) The Company will cause the nomination of the Stockholder Representatives for election as directors of the Company at each Annual Meeting of the Company's stockholders at which the term of an incumbent Stockholder Representative will expire, until the termination of this Agreement.

               1.2  Nominating Committee. Effective as of the Effective Date,
                    --------------------
the Company's Bylaws shall establish a nominating committee (the "Nominating
                                                                  ----------
Committee") to evaluate and propose nominees to serve as directors to succeed
---------
the CFM Representative or any Independent Director who leaves office, or to fill additional vacancies on the Board of Directors not otherwise provided for in
Section 1.1(a) herein. During the term of this Agreement, the Nominating Committee shall be comprised of three (3) Board members, at least one of whom shall be a Stockholder Representative. For a period of three (3) years following the Effective Date, the Nominating Committee shall nominate only those nominees who have received the unanimous approval of the Nominating Committee members. The Bylaws will further provide that in the event the Nominating Committee fails to nominate a nominee within four (4) months after a Board seat becomes vacant, the Board of Directors may act to elect and appoint a nominee to fill the vacancy.

               1.3  Election of Nominees. Each of Stockholder and Mattson agrees
                    --------------------
to be present and voting and to affirmatively vote for the election of the nominees for director designated or nominated pursuant to Sections 1.1 and 1.2 herein, including without limitation, the Stockholder Representatives, at each meeting of the Company's stockholders at which directors are to be elected.

               1.4  Interested Party Transactions. In the event any proposed
                    -----------------------------
transaction between the Company, on the one hand, and Stockholder or any of its Affiliates, on the other hand, is submitted to the Company's stockholders for their approval, Stockholder agrees to vote its shares of Voting Stock with regard to such proposed transaction in the same proportion (for, against or abstain) as all shares of Voting Stock not owned by Stockholder and represented and voting at a stockholders' meeting are voted with regard to such proposed transaction; provided,
             --------
that the foregoing shall not apply to a transaction among the Company and its stockholders generally or with respect to any transaction provided for in this Agreement including, without limitation, Stockholder's exercise of its rights under Section 3 hereto.

               1.5  Amendment to Bylaws. Prior to or simultaneous with the
                    -------------------
Closing, the Company shall cause the Bylaws of the Company to be amended and restated in the form of Exhibit A hereto.
                        ---------

        2.     Standstill Restrictions on Further Purchases of Company Stock.
               --------------------------------------------------------------

               2.1    Restriction on Acquisition of Voting Stock. Except with
                      ------------------------------------------
prior Disinterested Director Approval, except as otherwise provided in Section
2.4 of this Agreement and except for any stock issuances by the Company in respect of any stock split, stock dividend, recapitalization or similar corporate transaction, or upon exercise of securities issued pursuant to rights distributed to holders of Common Stock generally, Stockholder shall not (and Stockholder shall not permit any of its majority-owned and controlled Affiliates
to) acquire, either directly or indirectly, agree to acquire or make a tender or exchange offer to acquire any shares of Voting Stock of the Company; provided,
                                                                     --------
however, that the foregoing restriction shall not apply to a transfer by
-------
Stockholder of all or any portion of the Voting Stock held by Stockholder to any of its Affiliates made in accordance with Section 4.5, or any transfer back to Stockholder pursuant to such Section 4.5.

               2.2  Participation in Solicitations. Except with prior
                    ------------------------------
Disinterested Director Approval, Stockholder shall not (and Stockholder shall not permit any of its majority-owned and controlled Affiliates to) (i) "solicit" or in any way participate, directly or indirectly, in the "solicitation" of "proxies," as those terms are defined in Rule 14a-1 under the Exchange Act, in respect of any Voting Stock (provided, that Stockholder shall not be deemed to have violated the restrictions in this clause (i) by virtue of any action taken in connection with the election of directors pursuant to Section 1 above), (ii) make any public announcement in response or with respect to an Acquisition Proposal not solicited or approved by the Company~s Board of Directors, (iii) deposit any shares of Voting Stock in a voting trust or subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock with any Person or "group" (as such term is defined under the Exchange Act) other than the Company or other entities within Stockholder's control group or
(iv) form or join any "group" (as such term is defined under the Exchange Act) with any other Person other than entities within Stockholder's control group for the purpose of voting, holding, purchasing or disposing of Voting Stock or for the purpose of taking any of the actions set forth in this Section 2.2 or
Section 2.1, above.

               2.3  Suspension of Standstill Restrictions. The restrictions set
                    -------------------------------------
forth in Sections 2.1 and 2.2 shall be suspended in the event that any Person or "group" (as such term is defined under the Exchange Act) (other than Stockholder, any Person who is then an Affiliate of Stockholder, or the Company), without the prior approval of the Board of Directors of the Company,
(i) commences a tender offer for purposes of Rule 14d-2 promulgated under the Exchange Act, (ii) acquires shares of Voting Stock resulting in such Person or group having beneficial ownership of Voting Stock representing more than twenty percent (20%) of the then-outstanding Voting Stock of the Company or (iii) acquires shares of Voting Stock resulting in such Person or group having beneficial ownership of Voting Stock representing more than ten percent (10%) of the then-outstanding Voting Stock of the Company and commences or publicly announces its intention to seek to effect a Change of Control, whether through an Acquisition Transaction or otherwise. Upon the cessation of the event or events that lead to suspension of the restrictions in Sections 2.1 and 2.2 pursuant to this Section, those restrictions shall be reinstated in accordance with their terms unless this Agreement has been terminated in accordance with Section 7.2; provided however that, notwithstanding any provision of Section 2.1 or 2.2 to the contrary, Stockholder shall have no obligation to dispose of any Voting Stock that Stockholder has acquired or agreed to acquire, or to reverse, rescind, violate or breach (x) any contractual obligation Stockholder has undertaken, (y) any other commitment Stockholder has made, the reversal, rescission, violation or breach of which would have adverse consequences to Stockholder, or (z) any legal or regulatory requirement imposed on Stockholder, in each case during any suspension of Sections 2.1 and 2.2 pursuant to this Section.

               2.4  Right to Maintain Ownership. Notwithstanding the provisions
                    ---------------------------
of Section 2.1 to the extent that Stockholder's percentage beneficial ownership is reduced as a result of any issuance of Voting Stock by the Company (an "Issuance") for any reason whatsoever, Stockholder may purchase additional
 --------
shares of Voting Stock in the open market or in privately negotiated transactions (to the extent Stockholder has not already exercised its rights pursuant to Section 3 below with respect to a particular Issuance) as required to maintain Stockholder~s aggregate percentage beneficial ownership of the Company's outstanding Voting Stock on the Effective Date.

               2.5  Notice of Stockholder Position. Upon written request from
                    ------------------------------
the Company, but not more than once each calendar quarter, a duly authorized officer of Stockholder will certify to the Company in writing the numbers and classes of shares of Voting Stock beneficially owned by Stockholder and its majority-owned and controlled Affiliates as of any record date or other date reasonably requested.

               2.6  Notice of Issuances by the Company. The Company shall, as
                    ----------------------------------
promptly as practicable, but not later than the date of Issuance, provide written notice to Stockholder of all Issuances of Voting Stock by the Company, other than issuances described under Section 3.4 (d) or (e), specifying the number of shares of Voting Stock being issued and the purchase price therefor; provided, that with respect to the foregoing Issuances of Voting Stock by the
--------
Company in amounts less than 1% of the shares of Voting Stock outstanding on such date, the Company may provide notice to Stockholder of such Issuances on a quarterly basis. Within fifteen days following the end of each fiscal quarter, the Company shall provide written notice to Stockholder of all Issuances of Voting Stock described under Section 3.4, (d), and (e), specifying the number of shares of Voting Stock so issued during the fiscal quarter.

               2.7  Company Repurchases. Stockholder shall not be deemed to have
                    -------------------
violated its obligations under Section 2.1 by virtue of any increase in the aggregate percentage of outstanding Voting Stock of the Company beneficially owned by Stockholder and its Affiliates solely as a result of a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any of the Company's Affiliates that have the effect of reducing the number of shares of Voting Stock outstanding.

               2.8  Termination. Notwithstanding any other provision in this
                    -----------
Agreement, all rights and obligations of any party under this Section 2 shall terminate upon the earlier of (x) the fifth (5/th/) anniversary of the Closing regardless of whether such rights and obligations are suspended for any portion of such five-year period or (y) the termination of this Agreement pursuant to
Section 7 hereof.

        3.     Stockholder Right to Purchase Additional Company Stock.
               ------------------------------------------------------

               3.1  Right of Offer to Purchase Additional Shares of Common
                    ------------------------------------------------------
Stock. Prior to any sale or issuance by the Company of any shares of Voting
-----
Stock (other than a sale or issuance described in Section 3.4) (a "Proposed
                                                                   --------
Issuance"), the Company shall give Stockholder advanced written notice (the
--------
"Notice of Issuance") of the Proposed Issuance, setting forth the proposed
 ------------------
price, quantity (which the Company may indicate is a fixed amount to be offered to third parties, subject to increase to make allowance for issuance to Stockholder) and other material terms and conditions under which the Company proposes to make such sale (the date such notice is received by Stockholder is hereinafter referred to in this Section 3.1 as the "Notice Date"). Stockholder
                                                    ------------
shall have the right, exercisable as hereinafter provided, to purchase its proportional share of such Voting Stock (as defined below) on terms which are at least as favorable to Stockholder as the terms on which the Company sells such Voting Stock to any other prospective investor. Stockholder shall have twenty
(20) days after the Notice Date to notify the Company in writing that it elects to purchase some or all of its share of the Voting Stock so offered. If any material term of the Proposed Issuance is changed from those set forth in the Notice of Issuance, the Company shall give Stockholder prompt written notice (the "Revised Notice of Issuance") of the revised terms of the Proposed Issuance
      ----------------------------
setting forth the revised terms of the Proposed Issuance (the date such Revised Notice of Issuance is received by Stockholder is hereinafter referred to in this
Section 3 as the "Revised Notice Date"). Stockholder shall have until the later
                  --------------------
of (x) five (5) days from the Revised Notice Date or (y) twenty (20) days from the original Notice Date to notify the Company in writing that it elects to purchase some or all of its share of the Voting Stock so offered. The proportional share amount of Voting Stock which Stockholder is entitled to acquire in the Proposed Issuance shall be equal to (i) the amount of Voting Stock proposed to be sold or issued by the Company in the Proposed Issuance (which the Company at its election may indicate to be a fixed amount to be offered to third parties, subject to increase to make allowance for sales to Stockholder) multiplied by (ii) a fraction calculated by dividing (A) the number of shares of Voting Stock owned by Stockholder as of the Notice Date by (B) the total number of shares of Voting Stock issued and outstanding as of the Notice Date.

               3.2  Company Sale. If, within the later of twenty (20) days after
                    ------------
the Notice Date or five (5) days after the latest Revised Notice Date, Stockholder does not notify the Company that it desires to purchase a portion of the Voting Stock proposed to be sold or issued by the Company in a Proposed Issuance, then the Company may, during a period of ninety (90) days following the end of such twenty (20) day period or five (5) day period, as the case may be, sell and issue such Voting Stock not otherwise purchased by Stockholder to other third parties at a price and upon terms and conditions no more favorable to such parties than those set forth in the Notice of Issuance.


               3.3  Purchase; Payment. If Stockholder elects to purchase Voting
                    -----------------
Stock from the Company pursuant to this Section 3, Stockholder and the Company shall consummate the purchase and sale of such Voting Stock in the manner and on the terms and date of the closing of the Proposed Issuance as set forth in the Notice of Issuance or Revised Notice of Issuance, as the case may be or, if on a later date, the second (2nd) business day after all regulatory filings required for the consummation of such purchase have been obtained. Payment for such Voting Stock shall be by check (or wire transfer of immediately available funds to an account designated by the Company by written notice delivered to Stockholder not less than two (2) business days prior to the scheduled closing of such purchase) or, at Stockholder's election, to the extent practicable, such other form of consideration as set forth in the Notice of Issuance or Revised Notice of Issuance, as the case may be, against delivery of such Voting Stock at the executive offices of the Company at the time of the scheduled closing therefor. The Company shall take all such action as may reasonably be required by any regulatory authority in connection with the exercise by Stockholder of the right to purchase Voting Stock as set forth in this Section 3.

               3.4  Limitation. Stockholder's right to participate in a Proposed
                    ----------
Issuance pursuant to this Section 3 shall not apply to the following sales and issuances of shares of Voting Stock by the Company on or after the date hereof:

                    (a) Voting Stock issued to employees, officers, directors and consultants pursuant to any stock option plan, stock incentive or purchase plan or agreement approved by the Board of Directors of the Company;

                    (b) Voting Stock issued pursuant to or upon exercise or conversion of securities issued in connection with a merger, consolidation, share exchange, or other reorganization or business combination involving the Company, in which the Company is the acquiring corporation or stockholders of the Company immediately prior to such merger, consolidation or other reorganization or business combination own securities with a majority of the voting power of the resulting entity;

                      (c) Common Stock, in an amount up to 1.0% of the Company's outstanding Common Stock as of the date hereof, in the case of any single transaction, or 2.5% of the Company's outstanding Common Stock as of the date hereof, in the aggregate, issued pursuant to or upon exercise or conversion of securities issued in connection with (A) any equipment financing in an amount in excess of $10,000,000 or (B) any technology licensings, research or development agreements or asset acquisitions approved by the Company's Board of Directors;

                    (d) Common Stock issued upon exercise of securities issued pursuant to rights distributed to holders of Common Stock generally;

                    (e) Common Stock issued proportionately to all Stockholders in connection with any stock split, stock dividend or recapitalization of the Company; or

                    (f) Common Stock issued pursuant to the exercise of any stock options or warrants or any other rights to acquire shares of Common Stock outstanding on the Effective Date.

          3.5  Termination. The right contained in this Section 3 shall
               -----------
terminate upon the earliest to occur of (i) the closing of any Acquisition Transaction that results in a Change of Control, (ii) the sale of all or substantially all of the Company's assets, or (iii) termination of this Agreement pursuant to Section 7 hereof.

          4.   Restrictions on Transfer of Voting Stock by Stockholder.
               -------------------------------------------------------

               4.1  Lockup Period. For a period of one (1) year commencing upon
                    -------------
the Effective Date ("Lockup Period"), except with prior Disinterested Director
                     -------------
Approval, Stockholder shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Voting Stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Voting Stock, whether any such transaction described in this section is to be settled by delivery of Voting Stock, in cash or otherwise; provided, however, that Stockholder shall be permitted to transfer
              --------  -------
all or any portion of the Voting Stock to an Affiliate of Stockholder in accordance with Section 4.5.

               4.2  Permitted Transfers. Following the Lockup Period,
                    -------------------
Stockholder shall not, without first complying with its obligations under
Section 4.4 herein, sell or transfer, directly or indirectly, any shares of Voting Stock, except (i) pursuant to a bona fide public offering of Voting Stock registered under the Securities Act (which shall be structured and conducted through an underwriter or otherwise in a manner reasonably calculated not to result in the transfer of beneficial ownership of five percent (5%) or more of the total Voting Stock of the Company then outstanding to a single Person or group (other than a qualified institutional buyer, as defined in Rule 144A(a)(1), who is purchasing the securities for investment purposes)); (ii) pursuant to and in compliance with Rule 144 (but not pursuant to Rule 144A) under the Securities Act; or (iii) to an Affiliate of Stockholder in accordance with Section 4.5.

               4.3  Transfers Subject to Company Approval. Following the Lockup
                    -------------------------------------
Period, except with Disinterested Director Approval, Stockholder shall not sell or transfer, directly or indirectly, more than 2,400,000 shares (as adjusted as a result of stock dividends, stock splits, recapitalizations and the like after the date of this Agreement) of Voting Stock in a transaction or series of related transactions to a single Person or "group" (as such term is defined under the Exchange Act), except (i) as provided in Section 4.2(i) through (iii);
(ii) pursuant to an Acquisition Transaction that will result in a Change of Control and that has received Disinterested Director Approval or that has received approval by a majority of the stockholders of the Company excluding Stockholder; (iii) following the third (3/rd/) anniversary of the Effective Date; or (iv) during the suspension or following termination of the Voting Stock acquisition restrictions pursuant to Section 2.3(ii), in response to any tender or exchange offer made by another Person or group to purchase or exchange for cash or other consideration all outstanding Voting Stock of the Company.

               4.4  Right of First Refusal on Permitted Sales by Stockholder.
                    --------------------------------------------------------

                    (a)  General. Prior to consummating any sale or transfer of
                         -------
any Voting Stock, except for sales or transfers described in Section 4.2(i) through (iii), Stockholder shall give the Company the opportunity to purchase such Voting Stock in the following manner:

                         (i)    Stockholder shall give notice (the "Transfer
                                                                    --------
Notice") to the Company in writing of such intention, specifying the names of
------
the proposed purchasers or transferees, the securities proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and
                                                         --------------
the other material terms upon which such disposition is proposed to be made.

                         (ii)   The Company shall have the right, exercisable by
written notice given by the Company to Stockholder within twenty (20) days after receipt of such Transfer Notice, to agree to purchase all, but not less than all, of the securities specified in such Transfer Notice. The Company shall have the right to pay for such securities: (a) the same amount in cash per share, if the consideration to be paid by the third party consists of cash, or (b) to the extent the consideration to be paid by the third party does not consist of cash, consideration per share equivalent to that offered by the third party, or an amount of cash having equivalent value as determined, at the expense of the Company, by an investment banking firm mutually agreed to by the Company and Stockholder.

                         (iii)  If the Company exercises its right of first
refusal hereunder, the closing of the purchase of the securities with respect to which such right has been exercised shall take place within ten (10) days after the Company gives notice of such exercise, or, if later, upon the date on which the proposed transfer was to occur with the third party. Upon exercise by the Company of its right of first refusal, the Company and Stockholder shall be legally obligated to consummate the purchase contemplated thereby and shall use their reasonable commercial efforts to secure any approvals required in connection therewith. The Company may elect by notice in writing to Stockholder that, at the closing of such transaction, the shares be delivered to and payment made to Stockholder by a designee of the Company, provided that the Company shall remain liable for its obligations under this Section 4.4.

                         (iv)   If the Company does not exercise its right of
first refusal hereunder within the time specified for such exercise, Stockholder shall be free, subject to the terms of Section 4.3 herein, during the period of one hundred and eighty (180) days following the expiration of such time for exercise, to sell the securities specified in such Transfer Notice on terms no less favorable to Stockholder than the terms specified in such Transfer Notice.

                    (b)  No Assignment. The rights of first refusal provided by
                         -------------
this Section 4.4 may not be assigned by the Company; provided, however, that the Company may provide that a purchase of Voting Stock will be made by a designee in accordance with Section 4.4(a)(iii).

               4.5  Affiliate Transfer; Obligation to Transfer Back. As a
                    -----------------------------------------------
condition to the permitted transfer of Voting Stock held by Stockholder to any Affiliate of Stockholder (each, an 'Affiliate Holder'), such Affiliate Holder must agree to be bound by the terms and conditions of this Agreement and to hold such Voting Stock subject to all obligations and restrictions applicable to Stockholder, including Sections 1.3, 2, 4 and 5.11 hereof, in which event such Affiliate shall be entitled to share, jointly with Stockholder, the rights and benefits applicable to Stockholder under this Agreement. If any Affiliate Holder ceases to be an Affiliate of Stockholder, then not later than thirty (30) days following the date on which the control relationship ends between such Affiliate Holder and Stockholder, such Affiliate Holder shall transfer its Voting Stock to Stockholder or to an Affiliate of Stockholder, or otherwise transfer such Voting Stock in accordance with Section 4 of this Agreement.

               4.6  Merger of Stockholder. For avoidance of doubt, nothing in
                    ---------------------
this Section 4 shall be deemed to prohibit a transfer of Voting Stock by operation of law to a successor entity as a result of a merger involving Stockholder.

          5.   Registration Rights.
               -------------------

               5.1  Definitions. For purposes of this Section 5:
                    -----------

                    (a)  The terms "Holder" or "Holders" means Stockholder
                                    ------      -------
and/or any other person who shall subsequently own or have the right to acquire Registrable Securities or any assignee thereof in accordance with Section 5.10 hereof.

                    (b)  The terms "register," "registered" and "registration"
                                    --------    ----------       ------------
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    (c)  The term "Registrable Securities" means (i) any shares
                                   ----------------------
of Common Stock issued by the Company to Stockholder pursuant to the Combination Agreement or subsequently acquired by Stockholder in compliance with Section 3 of this Agreement; (ii) any and all shares of Common Stock issued or issuable upon exercise, conversion or exchange of equity securities acquired by Stockholder in compliance with Section 3; (iii) equity securities issued in lieu thereof in any reorganization; or (iv) equity securities issued in respect of the stock referred to in (i) or (ii), above, as a result of a stock split, stock dividend, recapitalization or the like, excluding in all cases, however, any of the foregoing sold by a Holder pursuant to a registration statement, in a transaction pursuant to Rule 144 promulgated under the Securities Act, or in any other transaction in which registration rights are not transferred pursuant to this Section 5.

                    (d)  The number of shares of "Registrable Securities then
                                                  ---------------------------
outstanding" shall be determined by the number of shares of Common Stock
-----------
outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities.

               5.2  Company Registration
                    --------------------

                    (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act for sale after the Lockup Period in connection with a secondary offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock option, stock purchase or similar plan, or a registration relating solely to a transaction of the type described in Rule 145(a) under the Securities Act), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 8.3 of this Agreement, the Company shall, subject to the provisions of Section 5.2(b), include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all of the Registrable Securities that each such Holder has requested to be registered.

                    (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 5.2 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. In the event that any registration pursuant to this Section 5.2 shall be, in whole or in part, an underwritten public offering of Registrable Securities, the number of shares of Registrable Securities of the Holders to be included in such an underwriting may be reduced (pro rata among the requesting Holders based upon the number of shares of Registrable Securities then outstanding that are owned by such Holders) if and to the extent that the managing underwriter advises the Company in writing that in its opinion such inclusion would materially adversely affect the marketing of the securities to be sold by the Company therein. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 5.2.

                    (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

               5.3  Form S-3 Demand Registration.
                    ----------------------------

                    (a) After the Lockup Period, Holders shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by the Holders); provided,
                                                                    --------
however, that the Company shall not be obligated to effect any such
-------
registration: (i) with effectiveness prior to the end of the Lockup Period, (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $5,000,000, (iii) if the Company reasonably determines, following consultation with its outside counsel, that a Holder's sale of Registrable Securities pursuant to the registration statement would require disclosure of material information and such disclosure would be materially detrimental to the Company, but only for so long as such disclosure is required and would be materially detrimental; (iv) in a given twelve-month period, after the Company has effected one (1) such registration pursuant to this Section 5.3 in any such period; or (v) within sixty (60) days of the effective date of a Company registration statement of the type described in Section 5.2 involving an underwritten offering, or within one hundred twenty (120) days of the effective date of a registration statement in which the Holders shall have been entitled to participate pursuant to Section
5.2 hereto and in which there shall have been effectively registered all of the Registrable Securities as to which registration shall have been requested by the Holders, if any; provided; however, that the Company may not postpone any
                 --------  -------
registration pursuant to clause (iii) above for more than 60 days from the date of such request; and, provided, further that such right to delay a request shall
                      --------  -------
be exercised by the Company not more than once in any twelve-month period.

                    (b) Following receipt of any notice from Holders initiating a request for registration in accordance with Section 5.3(a), the Company shall use its best efforts to register under the Act, for public sale in accordance with the method of disposition specified in such notice from Holders, the number of shares of Registrable Securities specified in such notice and in all notices received by the Company. If such method of disposition shall be an underwritten public offering, the Holders may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. If and to the extent the managing underwriter of any underwritten public offering conducted pursuant to this Section 5.3 advises the Company in writing that in its opinion the amount of securities requested to be included in such offering is sufficiently large to materially adversely affect the marketing of the securities to be sold by the stockholders therein, the amount of securities to be included in such offering by Persons other than the Holders shall be reduced.

                    (c) Subject to the provisions of Section 5.3(b) above, the Company shall be entitled to include in any registration statement referred to in this Section 5.3, for sale in accordance with the method of disposition specified by the requesting Holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold. Except for registration statements on Form S-4, Form S-8 or any successor forms thereto, the Company will not file with the Commission any other registration statement under the Act with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting Holders pursuant to this Section
5.3 until the completion of the period of distribution of the registration contemplated thereby.

               5.4  Obligations of the Company. Whenever required under this
                    --------------------------
Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities within 45 days after receipt of requisite requests from Holders for registration and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                    (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep the registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                    (c) furnish to the Holders of Registrable Securities covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities;

                    (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be requested by the Holders thereof, provided that (i) the Company shall not be required in connection
         --------
therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and
(ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders;

                    (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                    (f) promptly notify each Holder participating in the registration covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any Holder, within 5 days, prepare and furnish to such Holder so requesting a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, if the Company reasonably determines, following consultation with its outside counsel, that such a supplement or amendment would require disclosure of material information and such disclosure would be materially detrimental to the Company, then upon written notice to participating Holders to that effect, each Holder shall suspend any sales or trades of the Company's securities under any registration statement for so long as the Company determines such disclosure is required and materially detrimental, but in any case not longer than thirty (30) days immediately following such notice;

                    (g) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or national market system on which similar securities issued by the Company are then listed or traded;

                    (h) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) such representations and warranties to such Holder and the underwriters, if any, as is customary in primary underwritten offerings, (ii) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (iii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

                    (i) make available upon reasonable notice for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller of Registrable Securities or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with preparation and verification of such registration statement;

                    (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                    (k) take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, including, without limitation, causing management of the Company to participate in "road show" presentations.

               For purposes of Sections 5.4(a) and 5.4(b), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Common Stock in any other registration shall be deemed to extend until the earlier of the sale of all Common Stock covered thereby or 120 days after the effective date thereof.

               5.5  Provision of Information. It shall be a condition precedent
                    ------------------------
to the obligations of the Company to take any action pursuant to this Section 5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

               5.6  Expenses of Registration. All expenses other than
                    ------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Sections 5.2 and 5.3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the participating Holders, shall be borne by the Company.

               5.7  Indemnification. In the event any Registrable Securities are
                    ---------------
included in a registration statement under this Agreement:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
indemnity agreement contained in this Section 5.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

                    (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter, or other such Holder or director, officer, controlling person or underwriter may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, or other such Holder or director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.7(b)
--------  -------
shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder from whom indemnification is sought (which consent shall not be unreasonably withheld or delayed); provided, that, in no event shall any
                                   --------
indemnity under this Section 5.7(b) exceed the gross proceeds from the offering received by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 5.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall only relieve such indemnifying party of any liability to the indemnified party under this Section 5.7 if and to the extent the indemnifying party is materially prejudiced by such omission, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.7. No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, unless such indemnified party shall otherwise consent in writing.

                    (d) In order to provide for just and equitable contributions in any case in which either (i) any Holder exercising registration rights under Sections 5.2 or 5.3 of this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 5.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and following the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 5.7 provides for indemnification in such case, or

(ii) contribution under the Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5.7; then, and in each such case, the Company and such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect both the relative benefit received by such Holder and the relative fault of the Company and such Holder; provided,
                                                                      --------
however, that, in any such case, (A) no such Holder will be required to
-------
contribute any amount in excess of the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the relative benefit received by such Holder shall be deemed to be in the same proportion as the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement; and the relative fault of the Company and such Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission of a material fact relates to information supplied by the Company or by such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (e)  The obligations of the Company and Holders under this
Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration statement filed pursuant to this Agreement, the termination of this Agreement pursuant to Section 7 hereof and otherwise.

               5.8  Reports Under the Exchange Act. With a view to making
                    ------------------------------
available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                    (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                    (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

               5.9  Assignment of Registration Rights. The rights to cause the
                    ---------------------------------
Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder; provided, that within a reasonable time after such
                      --------
transfer, the Company is furnished with written
notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided,
                                                                       --------
further, that such assignment shall be effective only if immediately following
-------
such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Any assignee or transferee asserting rights under this Agreement shall be deemed to have consented to the terms and conditions hereof. Notwithstanding the foregoing, Holders' rights to cause the Company to register their Registrable Securities and to keep information available, granted to them by the Company under this Section 5, may be assigned (or assigned in part and retained in part) to one or more transferees or assignees who either (x) are Affiliates of Stockholder or (y) receive Registrable Securities which, upon full exercise and conversion, represent the right to obtain at least five hundred thousand (500,000) shares of Registrable Securities (as adjusted for stock dividends, stock split, recapitalizations and the like that occur after the date of this Agreement), provided, that (i) the Company is given written notice by such Holder at the
--------
time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, and (ii) upon request by the Company, such permitted transferee or assignee executes a counterpart to Section 5 of this Agreement.

          5.10 "Market Stand-Off" Agreement. Each Holder hereby agrees that it
                ---------------------------
shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell, make short sale of, loan, grant any option for the purchase of or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities for a period of time, as agreed to by the Company and the underwriter not to exceed ninety (90) days, following the effective date of a registration statement of the Company filed under the Securities Act for an offering in which the Holder participates; provided, however, that all officers and directors of
                         --------  -------
the Company and all other persons with registration rights (whether or not pursuant to this Agreement) except passive, outside investors enter into similar agreements.

          5.11 Termination of Registration Rights. The Company's obligations
               ----------------------------------
pursuant to this Section 5 shall terminate as to any Holder of Registrable Securities when the Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144(k) under the Securities Act and shall be suspended, but not terminated, during any three-month period in which such Holder is entitled to sell all shares issued or issuable to such Holder under Rule 144. This Section 5 shall expressly survive termination of this Agreement pursuant to Section 7 hereto.

          5.12 No Inconsistent Agreements. The Company shall not, on or after
               --------------------------
the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholder and other Holders in this Section 5 or otherwise conflicts with the provisions of this Section 5. The Company represents and warrants to Stockholder that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any registration rights granted to any holders of the Company's securities.

          5.13 Limitations on Subsequent Registration Rights. From and after the
               ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of Stockholder, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, other than registration rights which are no more favorable (in terms of rights and limitations) than those granted to Stockholder hereunder and under which the rights of such third party holder or prospective holder to include securities in such registration are subordinate to the right of Holders to include Registrable Securities therein; provided however that the Company may grant registration rights which are equivalent in priority to the registration rights granted hereunder to recipients of Voting Stock issued by the Company in connection with a transaction of the type described in Rule 145(a) under the Securities Act or a share exchange in which the Company is the acquiring corporation.

     6.   Notice of Voting Stock Transfers by Mattson.
          -------------------------------------------

          6.1  General. Except as otherwise provided in Section 6.2, ten (10)
               -------
business days prior to any sale or transfer of, or entering into any agreement to sell or transfer, Voting Stock by Mattson (other than a sale or transfer that would satisfy section 4.2(i) or (ii) if such sale or transfer were made by Stockholder), Mattson shall provide Stockholder written notice stating: (i) the number of shares of Voting Stock to be sold or transferred; (ii) the name, address and relationship to Mattson, if any, of the purchaser or transferee; and
(iii) the cash price or other consideration per share for which the Voting Stock is to be sold or transferred.

          6.2  Exceptions. Section 6.1 shall not apply to any of the following
               ----------
sales or transfers of Voting Stock by Mattson:

               (a) any transfer to Mattson's spouse, lineal descendant or antecedent, father, mother, brother or sister, the adopted child or adopted grandchild of Mattson, or the spouse of any child, adopted child, grandchild or adopted grandchild of Mattson, or to a trust or trusts for the exclusive benefit of Mattson or his family members as described in this Section 6.2(a), transfers from Mattson by devise or descent, or transfers by way of any pledge by Mattson;

               (b) any transfer pursuant to a bona fide loan transaction that creates a mere security interest; or

               (c) sales or transfers not exceeding 100,000 shares in any single transaction or series of related transactions, or 200,000 shares in the aggregate in any twelve (12) month period.

     7.   Effectiveness; Termination.
          --------------------------

          7.1  Effectiveness. This Agreement shall become effective upon the
               -------------
Closing of the STEAG Transaction as contemplated by the Combination Agreement (the "Effective Date") and prior thereto shall be of no force or effect. If the Combination Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

          7.2  Termination. Except with respect to the rights and obligations
               -----------
set forth in Section 5 which by their terms expressly survive until terminated pursuant to Section 5.11 and the general provision set forth in Section 8, all rights, remedies, obligations and liabilities of the parties under this Agreement shall terminate upon the earliest to occur of:

               (a) Stockholder's beneficial ownership of Voting Stock constituting less than twenty percent (20%) of the then-outstanding Voting Stock;

               (b) Stockholder's beneficial ownership of fifty percent (50%) or more of the then-outstanding Voting Stock other than as a result of Stockholder's violation of Section 2 of this Agreement; or

               (c) a material breach by the Company of any of its material obligations under this Agreement. Notwithstanding the foregoing, a good faith disagreement with respect to the Company's indemnification obligations under
Section 5.7, or the failure by the Company to timely satisfy a notice or filing obligation under Sections 2.6, 3.1, 5.3, 5.4(a) or 5.8, if such notice or filing is ultimately made by the Company not more than thirty (30) days after the date prescribed therefor, shall not result in termination of the parties' rights, remedies, obligations and liabilities under this Section 7.2(c); provided, that nothing contained in this Section 7.2(c) shall limit any rights Stockholder may have to damages or other remedies, whether at law or in equity, as a result of any of the breaches described in this Section 7.2(c).

     8.   Miscellaneous.
          -------------

          8.1  Other Agreements Superseded. This Agreement supersedes all prior
               ---------------------------
agreements or understandings written or oral between the parties hereto, relating to the subject matter hereof, and incorporates the entire understanding of the parties with respect thereto.

          8.2  Amendment or Modification; Waiver. This Agreement may be amended
               ---------------------------------
or supplemented only by a written instrument signed by the party against whom the amendment or supplement is sought to be enforced. The party benefited by any condition or obligation may waive the same, but such waiver shall not be enforceable by another party unless made by written instrument signed by the waiving party. Any waiver by any party of a breach of any provision of this Agreement on one occasion shall not operate as or be construed to be a waiver of any breach of any other provision of this Agreement. The failure of a party to insist upon strict compliance with any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict compliance with that term or any other term of this Agreement.

          8.3  Notices. Any notice or other communication under or relating to
               -------
this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or given by telecopy with receipt verified by printout of the transmitting machine (or otherwise confirmed in writing, in which case the notice shall be deemed given when such written confirmation is received):

                      (a)     If to the Company:

                      Mattson Technology, Inc.
                      3550 West Warren Avenue
                      Fremont, California 94538
                      Attn: Chief Executive Officer
                      Fax:  510-492-7052
                      Attn: Chief Operating Officer
                      Fax:  510-492-7052

                      with a copy to:

                      Gray Cary Ware & Freidenrich LLP
                      400 Hamilton Avenue
                      Palo Alto, California 94301
                      Attn: Bradley J. Rock, Esq.
                      Fax:  650-327-3699


                      (b)     If to Stockholder:

                      STEAG Electronic Systems AG
                      Ruettenscheider Strasse 1-3
                      45128 Essen
                      Germany
                      Attn: Chief Executive Officer
                      Fax:  011-49-201-801-6630
                      Attn: General Counsel
                      Fax:  011-49-201-801-6684

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      525 University Avenue
                      Palo Alto, CA 94301
                      Attn: Marc R. Packer
                      Fax:  (650) 470-4570
                      Tel:  (650) 470-4500

                    (c)  If to Brad Mattson:

                    Mr. Brad Mattson
                    c/o Mattson Technology, Inc.
                    Mattson Technology, Inc.
                    3550 West Warren Avenue
                    Fremont, California 94538
                    Fax: 510-492-7052


               8.4  Law Governing; Consent to Jurisdiction; Equitable Relief;
                    ---------------------------------------------------------
Attorneys' Fees.
---------------

                    (a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                    (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, (iii) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court, and (iv) waives any right to a trial by jury with respect to any claim, counterclaim, or action arising out of or in connection with this Agreement or the transactions contemplated hereby.

                    (c) If any provisions of this Agreement is breached, the nonbreaching party shall be entitled without limiting any other remedy available at law or equity, to an injunction, specific performance or other forms of equitable relief. The nonbreaching party shall be entitled to recover the costs (including attorneys' fees) of enforcing its rights and the breaching party's obligations pursuant to this Agreement.

               8.5  Successors; Assignability. This Agreement shall be binding
                    -------------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

               8.6  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument.

               8.7  Parties in Interest. Nothing in this Agreement, express or
                    -------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third Person to any party hereto or give any third Person any right of subrogation or action over or against any party hereto.

               8.8  Headings. The headings used in this Agreement are provided
                    --------
for convenience only and this Agreement shall be interpreted as though they did not appear herein.

               8.9  Transactional Expenses. Except as otherwise specifically
                    ----------------------
provided herein, each party shall pay its own fees and expenses incident to the negotiation, preparation, execution, delivery and performance of this Agreement including, without limitation, the fees and expenses of its counsel, accountants and other advisors.

               8.10 Severability. Should any provisions of this Agreement be
                    ------------
held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

               8.11 Certain Definitions. As used in this Agreement, the
                    -------------------
following terms have the respective meanings set forth below:

                    (a)  Acquisition Proposal means any offer, proposal, inquiry
                         --------------------
or indication of interest contemplating or otherwise relating to any Acquisition Transaction.

                    (b)  Acquisition Transaction means any transaction or series
                         -----------------------
of transactions involving:

                         (i)    any merger, consolidation, reorganization, share
exchange, business combination, issuance of securities, recapitalization, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission) is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or any of its Significant Subsidiaries or
(iii) in which the Company or any of its Significant Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or any of its Significant Subsidiaries;

                         (ii)   any sale, lease, exchange, transfer, exclusive
license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Company or any of its Significant Subsidiaries; or

                         (iii)  any liquidation or dissolution of any of the
Company or any of its Significant Subsidiaries.

                    (c)  Affiliate means any Person which controls, is
                         ---------
controlled by or is under common control with, another Person. For purposes of this definition, "control" means with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

                    (d)  Beneficial owner, beneficially own, beneficial
                         ----------------
ownership and words of similar import have the meanings ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                    (e)  Change of Control means (i) the Company's sale of all
                         -----------------
or substantially all of its assets, (ii) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the holders of the outstanding Voting Stock immediately prior to such transaction or series of related transactions holding less than fifty percent (50%) of the voting equity securities of the surviving entity immediately following such transaction or (iii) any Person or group (other than Stockholder or any of its Affiliates) becomes the beneficial owner of more than fifty percent (50%) of the total voting power of the outstanding voting equity securities of the Company.

                    (f)  Closing means the closing of the STEAG Transaction
                         -------
contemplated by the Combination Agreement.

                    (g)  Commission means the Securities and Exchange
                         ----------
Commission.

                    (h)  Common Stock means the common stock, par value $0.001
                         ------------
per share, of the Company.

                    (i)  Disinterested Director means a director of the Company
                         ----------------------
who is not a Stockholder Representative and who is not and has never been an officer, employee or paid consultant of Stockholder or any of its Affiliates.

                    (j)  Disinterested Director Approval means approval by the
                         -------------------------------
Board of Directors, which approval included votes to approve by a majority of all the Disinterested Directors, or a public recommendation to the stockholders of the Company approved by a majority of the Disinterested Directors.

                    (k)  Exchange Act means the Securities Exchange Act of 1934,
                         ------------
as amended, or any successor rule (together with the rules and regulations of the Commission promulgated thereunder).

                    (l)  Independent Director means any incumbent director of
                         --------------------
the Company as of the Effective Date other than Mattson, and any future director of the Company who is not and has never been an officer, employee or paid consultant of (i) Stockholder or any of its Affiliates or (ii) the Company or any of its Affiliates.

                    (m)  Person means an individual, partnership, corporation,
                         ------
trust or unincorporated organization or any federal, state, local or foreign government or any political subdivision thereof (including, without limitation, the executive and legislative branches thereof) or any department, commission, board, bureau, agency, court, panel or other instrumentality of any kind of any of the foregoing.

                    (n)  Securities Act means the Securities Act of 1933, as
                         --------------
amended, or any successor rule (together with the rules and regulations of the Commission promulgated thereunder).

                    (o)  Subsidiary means, with respect to any party, any
                         ----------
corporation, limited liability company, partnership, joint venture or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

                    (p)  Voting Stock means Common Stock, any securities
                         ------------
convertible into or exchangeable for Common Stock or any other right or option to acquire Common Stock of the Company.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                      MATTSON TECHNOLOGY, INC.


                                      By: /s/ Brad Mattson
                                          -------------------------------------
                                          Brad Mattson, Chairman and
                                          Chief Executive Officer



                                      STEAG ELECTRONIC SYSTEMS AG


                                      By: /s/ ppa Lockowandt
                                          -------------------------------------
                                          Dr. Peter Lockowandt, General Counsel



                                      By: /s/ R. Thaler
                                          -------------------------------------
                                          Dr. Rolf Thaler, Chief Financial
                                          Officer



                                      BRAD MATTSON

                                          /s/ Brad Mattson
                                          -------------------------------------

                                  EXHIBIT A



















                          SECOND AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                           MATTSON TECHNOLOGY, INC.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE 1.   STOCKHOLDERS..............................................   1
      1.1   Place of Meetings..........................................   1
      1.2   Annual Meeting.............................................   1
      1.3   Special Meetings...........................................   1
      1.4   Notice of Meetings.........................................   1
      1.5   Voting List................................................   1
      1.6   Quorum.....................................................   2
      1.7   Adjournments...............................................   2
      1.8   Voting and Proxies.........................................   2
      1.9   Action at Meeting..........................................   2
      1.10  Notice of Stockholder Business.............................   3
      1.11  Conduct of Business........................................   3
      1.12  No Stockholder Action Without Meeting......................   4

ARTICLE 2.   BOARD OF DIRECTORS........................................   4
      2.1   General Powers.............................................   4
      2.2   Number and Term of Office..................................   4
      2.3   Vacancies and Newly Created Directorships; Qualification...   5
      2.4   Resignation................................................   5
      2.5   Regular Meetings...........................................   5
      2.6   Special Meetings...........................................   6
      2.7   Notice of Special Meetings.................................   6
      2.8   Participation in Meetings by Telephone Conference Calls....   6
      2.9   Quorum.....................................................   6
      2.10  Action at Meeting..........................................   6
      2.11  Action by Consent..........................................   6
      2.12  Removal....................................................   6
      2.13  Committees.................................................   7
      2.14  Compensation of Directors..................................   7
      2.15  Nomination of Director Candidates; Nominating Committee....   7

ARTICLE 3.   OFFICERS..................................................   9
      3.1   Enumeration................................................   9
      3.2   Election...................................................   9
      3.3   Qualification..............................................   9
      3.4   Tenure.....................................................   9
      3.5   Resignation and Removal....................................   9
      3.6   Chairman of the Board......................................   9
      3.7   Vice Chairman of the Board.................................  10
      3.8   Chief Executive Officer....................................  10
      3.9   President..................................................  10
      3.10  Vice Presidents............................................  10
      3.11  Secretary and Assistant Secretaries........................  10

                               TABLE OF CONTENTS
                                  (continued)

                                                                        Page
                                                                        ----
      3.12 Chief Financial Officer....................................  11
      3.13 Salaries...................................................  11
      3.14 Delegation of Authority....................................  11

ARTICLE 4.  CAPITAL STOCK.............................................  11
      4.1  Issuance of Stock..........................................  11
      4.2  Certificates of Stock......................................  11
      4.3  Transfers..................................................  12
      4.4  Lost, Stolen or Destroyed Certificates.....................  12
      4.5  Record Date................................................  12

ARTICLE 5.   GENERAL PROVISIONS.......................................  13
      5.1  Fiscal Year................................................  13
      5.2  Corporate Seal.............................................  13
      5.3  Waiver of Notice...........................................  13
      5.4  Actions with Respect to Securities of Other Corporations...  13
      5.5  Evidence of Authority......................................  13
      5.6  Certificate of Incorporation...............................  13
      5.7  Severability...............................................  13
      5.8  Pronouns...................................................  14
      5.9  Notices....................................................  14
      5.10 Reliance Upon Books, Reports and Records...................  14
      5.11 Time Periods...............................................  14
      5.12 Facsimile Signatures.......................................  14

ARTICLE 6.   AMENDMENTS...............................................  14
      6.1  By the Board of Directors..................................  14
      6.2  By the Stockholders........................................  15

ARTICLE 7.   INDEMNIFICATION OF DIRECTORS AND OFFICERS................  15
      7.1  Right to Indemnification...................................  15
      7.2  Right of Claimant to Bring Suit............................  16
      7.3  Indemnification of Employees and Agents....................  16
      7.4  Non-Exclusivity of Rights..................................  16
      7.5  Indemnification Contracts..................................  16
      7.6  Insurance..................................................  16
      7.7  Effect of Amendment........................................  17

                          SECOND AMENDED AND RESTATED

                      BYLAWS OF MATTSON TECHNOLOGY, INC.

Article 1. Stockholders
           ------------

     1.1   Place of Meetings. All meetings of stockholders shall be held at such
           -----------------
place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chief Executive Officer or, if not so designated, at the registered office of the Corporation.

     1.2   Annual Meeting. The annual meeting of stockholders for the election
           --------------
of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the Chief Executive Officer at the time and place to be fixed by the Board of Directors or the Chief Executive Officer and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

     1.3   Special Meetings. Special meetings of Stockholders may be called at
           ----------------
any time only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

     1.4   Notice of Meetings. Written notice of each meeting of stockholders,
           ------------------
whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     1.5   Voting List. The officer who has charge of the stock ledger of the
           -----------
Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     1.6   Quorum. Except as otherwise provided by law or these Bylaws, the
           ------
holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     1.7   Adjournments. Any meeting of stockholders may be adjourned to any
           ------------
other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

     1.8   Voting and Proxies. Each stockholder shall have one vote for each
           ------------------
share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law. Each stockholder of record entitled to vote at a meeting of stockholders, may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. No stockholder may authorize more than one proxy for his shares. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     1.9   Action at Meeting. When a quorum is present at any meeting, any
           -----------------
election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter) shall decide such matter, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws; provided, however, that if the Board of Directors by resolution determines that
--------  -------
the vote
of a larger portion of the Corporation's stock is required to approve any particular matter in order to satisfy or comply with applicable governmental or regulatory requirements, such as NASDAQ corporate governance rules or Internal Revenue Service stockholder approval guidelines, then such higher vote shall be deemed required by these Bylaws.

     All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     1.10  Notice of Stockholder Business. At an annual meeting of the
           ------------------------------
stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

     A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     1.11  Conduct of Business. At every meeting of the stockholders, the
           -------------------
Chairman of the Board, if there is such an officer, or if not, the Chief Executive Officer or such other person as is appointed by the Board of Directors, shall act as Chairman. The Secretary of the Corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the Corporation.

     The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and
Section 1.10 above. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section
1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     1.12  No Stockholder Action Without Meeting. Any action required or
           -------------------------------------
permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Article 2. Board of Directors
           ------------------

     2.1   General Powers. The business and affairs of the Corporation shall be
           --------------
managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or as otherwise set forth in these Bylaws, may exercise the powers of the full Board until the vacancy is filled.

     2.2   Number and Term of Office.
           -------------------------

           (a) The authorized number of directors shall be seven (7) until the termination of the Stockholder Agreement between the Corporation, STEAG Electronic Systems AG and Brad Mattson effective concurrent with the effective date of these Bylaws (the "Stockholder Agreement"). Following termination of the Stockholder Agreement, the authorized number of directors may be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

          (b) The directors shall be divided into three classes, with the term of office of the first class (Class I) to expire at the first annual meeting of stockholders held after January 1, 2001; the term of office of the second class (Class II) to expire at the second annual meeting of stockholders held after January 1, 2001; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders held after the January 1, 2001; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected and qualified, except in the case of the death, resignation or removal of any director. The class membership of the incumbent directors shall remain unaffected by the adoption of these Bylaws.

     2.3  Vacancies and Newly Created Directorships; Qualification. Newly
          --------------------------------------------------------
created directorships resulting from any increase in the authorized number of directors, or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires; provided, however, that until the termination of the Stockholder
         --------  -------
Agreement, (a) if there is a vacant directorship as the result the resignation, retirement, disqualification, removal, death, or other cause of a STEAG Representative (as defined in Section 2.15(e) below), no person shall be eligible for nomination and qualified to fill such vacancy other than another STEAG Representative, and (b) if there is any other vacant directorship, including any vacancy as a result of any increase in the authorized number of directors, no person shall be eligible for nomination and qualified to fill such vacancy other than a person nominated in accordance with Section 2.15 herein. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     2.4  Resignation. Any director may resign by delivering his written
          -----------
resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.5  Regular Meetings. Regular meetings of the Board of Directors may be
          ----------------
held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.6   Special Meetings. Special meetings of the Board of Directors may be
           ----------------
held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

     2.7   Notice of Special Meetings. Notice of any special meeting of
           --------------------------
directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone or electronic voice message system at least 48 hours in advance of the meeting,
(ii) by sending a telegram, email, telecopy or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least seven (7) days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     2.8   Participation in Meetings by Telephone Conference Calls. Directors or
           -------------------------------------------------------
any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone, videoconference equipment, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     2.9   Quorum. A majority of the total number of authorized directors shall
           ------
constitute a quorum at any meeting of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

     2.10  Action at Meeting. At any meeting of the Board of Directors at which
           -----------------
a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

     2.11  Action by Consent. Any action required or permitted to be taken at
           -----------------
any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing. Any such written consents shall be filed with the minutes of proceedings of the Board or committee.

     2.12  Removal. Any directors, or the entire Board of Directors, may be
           -------
removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

     2.13  Committees. The Board of Directors may designate one or more
           ----------
committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

     2.14  Compensation of Directors. Directors may be paid such compensation
           -------------------------
for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

     2.15  Nomination of Director Candidates; Nominating Committee.
           -------------------------------------------------------

           (a) There is hereby established a nominating committee to evaluate and propose nominees to serve as directors of the Corporation (the "Nominating Committee"). Until the termination of the Stockholder Agreement, the Nominating Committee shall be comprised of three (3) directors, at least one of whom shall be a STEAG Representative, as defined below.

           (b) Nominations for the election and appointment of directors, including vacant directorships, whether caused by death, resignation, disqualification, removal, retirement, or other causes, shall be made exclusively by the Nominating Committee, subject to (i) Section 2.15(c) and
     (ii) the rights of stockholders pursuant to Section 2.15(d). For a period of three (3) years following the effective date of the Stockholder Agreement, if at any time there is a vacant directorship other than a directorship previously held by a STEAG Representative, the Nominating Committee shall nominate to fill such vacancy only those persons who receive the unanimous approval of the members of the Nominating Committee. Until the termination of the Stockholder Agreement, the Nominating Committee shall nominate only such nominees as would, if elected, result in the following composition of the Board of Directors: (i) two (2) STEAG Representatives, (ii) the Chief Executive Officer of the Corporation, and (iii) at least three (3) incumbent directors of the Corporation as of June 27, 2000, and/or persons who are Independent Directors, as defined below.

          (c) In the event that the Nominating Committee fails to nominate a nominee within four (4) months after a directorship becomes vacant, the Board of Directors may act to elect and appoint a nominee to fill such vacancy; provided that the election and appointment of such nominee is consistent with maintaining the composition of the Board of Directors described in the last sentence of Section 2.15(b).

          (d) Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting must be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

          (e) For purposes of these Bylaws, the term "STEAG Representative" means a person designated by STEAG in accordance with Section 1.1(a) of the Stockholder Agreement for election or appointment as a director of the Corporation. For purposes of these Bylaws, the term "Independent Director" means any person who has not and has never been an officer, employee or paid consultant of the Corporation, STEAG or any of their respective Affiliates (as defined in the Stockholder Agreement). For purposes of these Bylaws, the term "STEAG" means STEAG Electronic Systems AG, or its successors and permitted assigns in accordance with the Stockholder Agreement.

          (f) In the event that a person is validly designated as a nominee in accordance with this Section 2.15 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, any proposed substitute nominee must be approved for nomination in accordance with the foregoing provisions of this Section 2.15.

          (g) If the Chairman of a stockholder meeting at which a vote is to be taken for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 2.15, such nomination shall be void.

Article 3. Officers
           --------

     3.1  Enumeration. The officers of the Corporation shall consist of a Chief
          -----------
Executive Officer, a President, a Secretary, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents and Assistant Secretaries; provided, that for at least one year after the Stockholder
             --------
Agreement becomes effective, the officers of the Corporation shall include a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2  Election. Subject to such powers as are delegated by the Board of
          --------
Directors to any Executive Staffing Committee or other committee, officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders and may be appointed by the Board of Directors at any other meeting.

     3.3  Qualification. No officer need be a stockholder. Any two or more
          -------------
offices may be held by the same person.

     3.4  Tenure. Except as otherwise provided by law, by the Certificate of
          ------
Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his earlier death, resignation or removal.

     3.5  Resignation and Removal. Any officer may resign by delivering his
          -----------------------
written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     3.6  Chairman of the Board. The Board of Directors may appoint a Chairman
          ---------------------
of the Board; provided, that for at least one year after the Stockholder
              --------
Agreement becomes effective, the Board of Directors shall appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are set forth in these Bylaws or assigned to him by the Board of Directors; provided, however, that the Chairman of the Board shall have the power, at any time to time, to fully or partially delegate any such duties and powers to the Vice Chairman of the Board. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders. The Chairman of the Board shall preside at all meetings of the Board of Directors.

     3.7  Vice Chairman of the Board. The Board of Directors may appoint a Vice
          --------------------------
Chairman of the Board; provided, that for at least one year after the
                       --------
Stockholder Agreement becomes effective, the Board of Directors shall appoint a Vice Chairman of the Board.. If the Board of Directors appoints a Vice Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors and/or delegated to him by the Chairman of the Board. In the event of the absence, disability or refusal to perform his duties of the Chairman of the Board, the Vice Chairman shall perform the duties of the Chairman and when so performing shall have all the powers of the Chairman.

     3.8  Chief Executive Officer. The Chief Executive Officer shall, subject to
          -----------------------
the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board. Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders.

     3.9  President. Should there exist an office of President which is held by
          ---------
a person other than the Chief Executive Officer and which differs from the office of Chief Executive Officer, the President shall have the responsibilities delegated to him or her by the Board of Directors.

     3.10 Vice Presidents. Any Vice President shall perform such duties and
          ---------------
possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, disability or refusal to perform his duties of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.11 Secretary and Assistant Secretaries. The Secretary shall perform such
          -----------------------------------
duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, disability or refusal to perform his duties of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.12  Chief Financial Officer. Unless otherwise designated by the Board of
           -----------------------
Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the Corporation.

     3.13  Salaries. Officers of the Corporation shall be entitled to such
           --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

     3.14  Delegation of Authority. The Board of Directors may from time to time
           -----------------------
delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Article 4. Capital Stock.
           -------------

     4.1   Issuance of Stock. Unless otherwise voted by the stockholders and
           -----------------
subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2   Certificates of Stock. Every holder of stock of the Corporation shall
           ---------------------
be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the Chief Executive Officer, President or a Vice President, and the Chief Financial Officer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     4.3  Transfers. Except as otherwise established by rules and regulations
          ---------
adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by the Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

     4.4  Lost, Stolen or Destroyed Certificates. The Corporation may issue a
          --------------------------------------
new certificate of stock in place of any previously saved certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

     4.5  Record Date. The Board of Directors may fix in advance a date as a
          -----------
record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Article 5. General Provisions.
           ------------------

     5.1   Fiscal Year. The fiscal year of the Corporation shall be as fixed by
           -----------
the Board of Directors.

     5.2   Corporate Seal. The corporate seal shall be in such form as shall be
           --------------
approved by the Board of Directors.

     5.3   Waiver of Notice. Whenever any notice whatsoever is required to be
           ----------------
given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telecopy, telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     5.4   Actions with Respect to Securities of Other Corporations. Except as
           --------------------------------------------------------
the Board of Directors may otherwise designate, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of this Corporation's ownership of securities in such other corporation or other organization.

     5.5   Evidence of Authority. A certificate by the Secretary, or an
           ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     5.6   Certificate of Incorporation. All references in these Bylaws to the
           ----------------------------
Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

     5.7   Severability. Any determination that any provision of these Bylaws is
           ------------
for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

     5.8   Pronouns. All pronouns used in these Bylaws shall be deemed to refer
           --------
to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     5.9   Notices. Except as otherwise specifically provided in these Bylaws or
           -------
required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or be telegram or mailgram.

     5.10  Reliance Upon Books, Reports and Records. Each director, each member
           ----------------------------------------
of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     5.11  Time Periods. In applying any provision of these Bylaws which require
           ------------
that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     5.12  Facsimile Signatures. In addition to the provisions for use of
           --------------------
facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Article 6. Amendments.
           ----------

     6.1   By the Board of Directors. Except as is otherwise set forth in these
           -------------------------
Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present; provided, however, that until the termination of the Stockholder Agreement, Sections 2.2, 2.3, 2.6, 2.7, 2.8, 2.15, 3.1 and 3.6 herein, and this
Section 6.1, may only be altered, amended or repealed pursuant to a resolution adopted with approval by (i) a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), (ii) at least one STEAG Representative, and (iii) a majority of the Independent Directors then serving on the Board; and provided, further, that if any amendment to Section 2.2, 2.3, 2.6, 2.7, 2.8, 2.15, 3.1 or 3.6 or this
Section 6.1 is proposed prior to the termination of the Stockholder Agreement at a time when there is no STEAG Representative on

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

the Board of Directors, then, notwithstanding the foregoing, such amendment may only be adopted by the affirmative vote of stockholders in accordance with
Section 6.2.

     6.2   By the Stockholders. Except as otherwise set forth in these Bylaws,
           -------------------
these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeat or adoption of new Bylaws shall have been stated in the notice of such special meeting.

Article 7. Indemnification of Directors and Officers.
           -----------------------------------------

     7.1   Right to Indemnification. Each person who was or is made a party or
           ------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 of
                --------
this Article 7, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                   --------
however that, unless the Delaware General Corporation Law then so prohibits, the
-------
payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation. service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     7.2   Right of Claimant to Bring Suit. If a claim under Section 7.1 is not
           -------------------------------
paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other then an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     7.3   Indemnification of Employees and Agents. The Corporation may, to the
           ---------------------------------------
extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

     7.4   Non-Exclusivity of Rights. The rights conferred on any person in
           -------------------------
Sections 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     7.5   Indemnification Contracts. The Board of Directors is authorized to
           -------------------------
enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 7.

     7.6   Insurance. The Corporation shall maintain insurance to the extent
           ---------
reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     7.7   Effect of Amendment. Any amendment, repeal or modification of any
           -------------------
provision of this Article 7 by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

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